Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS SECOND QUARTER FISCAL YEAR 2016 RESULTS

•	Adjusted earnings per share of $0.90, up 30.4%; GAAP diluted earnings per share of $0.73

•	Adjusted operating margin of 13.2%; GAAP operating margin of 10.5%

•	Gross new business wins of $867 million; net book-to-bill ratio of 1.24; backlog at $5.5 billion

•	Service revenue of $518.5 million, up 3.8%; constant currency revenue growth of 5.6%

•	Restructuring charge of $10.4 million related to Margin Acceleration Program

BOSTON, January 27, 2016 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the second quarter of Fiscal Year 2016, which ended on December 31, 2015.

“PAREXEL’s earnings per share and operating margin exceeded our expectations in the second quarter, and we were pleased with our strong performance on new business,” said Chairman and Chief Executive Officer Josef H. von Rickenbach.“This was a quarter of solid operational improvement for PAREXEL. Our Margin Acceleration Program remained on track, and our labor mix and geographic footprint leverage both improved. Demand for outsourced biopharmaceutical R&D services remained robust, and we believe that PAREXEL’s expertise, service offerings and footprint are well-aligned with client requirements. Our book-to-bill ratio was 1.24, driven by new business wins across the Company.”

Mr. von Rickenbach continued, “We also made solid progress in advancing our strategy with the anticipated acquisition of Health Advances and the formation of a strategic data alliance with Optum, a leading information and technology-enabled health services business which is part of UnitedHealth Group.”

Mr. von Rickenbach added, “Looking forward, we expect continued success in new business wins reflecting favorable underlying industry dynamics and PAREXEL’s strong market presence. Most importantly, we expect to make further progress on our margin improvement initiatives, and we believe that PAREXEL is on track towards meeting our profitability targets for the Fiscal Year.”
Second Quarter Fiscal Year 2016 Results

For the three months ended December 31, 2015, PAREXEL’s service revenue increased 3.8% to $518.5 million, compared with $499.3 million in the prior year period. A restructuring charge of $10.4 million was recorded in the quarter related to PAREXEL’s ongoing Margin Acceleration Program. Operating income as reported under Generally Accepted Accounting Principles (GAAP) totaled $54.6 million, or 10.5% of service revenue, in the second quarter of Fiscal Year 2016, as compared with $52.8 million, or 10.6% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $39.4 million, or $0.73 per diluted share, compared with $38.8 million, or $0.70 per diluted share, for the quarter ended December 31, 2014. GAAP diluted earnings per share increased 4.3% year-over-year.

The financial results of the December quarter in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 5.6% on a constant currency basis to $518.5 million, compared with the prior year period. Adjusted operating income in the second quarter of Fiscal Year 2016 was $68.4 million, or 13.2% of service revenue. Adjusted operating income in the second quarter of Fiscal Year 2015 was $53.0 million, or 10.6% of service revenue. Adjusted net income was $48.7 million, or $0.90 per diluted share in the quarter ended December 31, 2015, and was $38.4 million, or $0.69 per diluted share in the quarter ended December 31, 2014. Adjusted diluted earnings per share grew 30.4% year-over-year.

On a segment basis, service revenue for the second quarter of Fiscal Year 2016 was $407.1 million in Clinical Research Services (CRS), $41.4 million in PAREXEL Consulting (PC), and $70.0 million in PAREXEL Informatics (PI).

Six Month Fiscal Year 2016 Results

For the six months ended December 31, 2015, service revenue was $1,030.6 million versus $991.0 million in the prior year period, an increase of 4.0%. GAAP operating income for the current six-month period was $90.1 million, or 8.7% of service revenue, compared with $106.4 million, or 10.7% of service revenue in the prior year period. GAAP net income for the six months ended December 31, 2015 was $64.3 million, or $1.17 per diluted share, compared with $75.9 million, or $1.36 per diluted share, in the prior year period.

The financial results of the first six months in the current and prior Fiscal Year each included items outside of the Company’s normal operations, as detailed in the financial tables within this press release. PAREXEL’s service revenue increased by 6.2% on a constant currency basis to $1,030.6 million for the six months ended on December 31, 2015 compared to the prior year period. Adjusted operating income was $123.7 million or 12% of service revenue for the six months ended December 31, 2015, compared with $105.8 million or 10.7% of service revenue for the six months ended on December 31, 2014. Adjusted net income for the six months ended December 31, 2015 was $87.7 million, or $1.60 per diluted share, compared with $74.7 million, or $1.34 per diluted share in the comparable prior year six month period.

New Business and Backlog

Backlog at the end of December 2015 was $5.5 billion, an increase of 7.5% year-over-year. The reported backlog included gross new business wins in the second quarter of $867 million, cancellations of $224 million, and a negative impact from foreign currency exchange rates of $73 million. The net book-to-bill ratio was 1.24 in the quarter.

Forward-looking Guidance

The Company issued forward-looking guidance for the third quarter of Fiscal Year 2016 (ending March 31, 2016) and updated its guidance for revenue and EPS for Fiscal Year 2016 as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, the anticipated Health Advances acquisition (excluding the impact of purchase accounting) and the Company’s updated overall outlook.

The Company’s guidance is:

	Guidance Issued 1/27/16	Guidance Issued 10/28/15
Q3 FY 2016 Revenue	$517 - $527 million	N/A
Q3 FY 2016 GAAP EPS	$0.84 - $0.92	N/A
Q3 FY 2016 non-GAAP EPS	$0.84 - $0.92	N/A

FY 2016 Revenue	$2.085 - $2.115 billion	$2.120 - $2.160 billion
FY 2016 GAAP EPS	$2.97 - $3.15	$2.86 - $3.06
FY 2016 non-GAAP EPS*	$3.40 - $3.58	$3.19 - $3.39

*Adjusted diluted EPS guidance for Fiscal Year 2016 excludes anticipated charges related to the Company’s ongoing restructuring program ("Margin Acceleration Program"), as detailed in a table contained within this release.

Additional Information

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to nor a substitute for the Company’s results of operations prepared in accordance with GAAP.

A conference call to discuss PAREXEL’s second quarter Fiscal Year 2016 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, January 28, 2016 and will be broadcast live over the internet via webcast. The webcast may be accessed in the “IR Calendar” portion of the main page of the Investors section of the Company’s website at www.PAREXEL.com. Users should follow the instructions provided to assure that the necessary audio applications are downloaded and installed. A replay of this webcast will be archived on the website approximately two hours after the call and will continue to be accessible for approximately one year following the live event. To participate via telephone, dial +1 (408) 940-3886 and ask to join the PAREXEL International second quarter Fiscal Year 2016 earnings conference call.

A presentation of second quarter Fiscal Year 2016 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q2 Financial Results and Trended Information.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services organization, providing a broad range of expertise-based contract research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, medical education and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 77 locations in 51 countries around the world, and had approximately 18,200 employees in the second quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.
This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, including from the restructuring charge disclosed in the press release dated June 23, 2015; the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete additional acquisitions, and to integrate newly acquired businesses including the acquisition of Quantum Solutions India and the anticipated acquisition of Health Advances, LLC, or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACT:
Ingo Bank, Senior Vice President and Chief Financial Officer
Investor Relations, PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Service revenue	$518.5	$499.3	$1,030.6	$991.0
Reimbursement revenue	85.7	75.7	158.8	157.7
Total revenue	604.2	575.0	1,189.4	1,148.7
Costs and expenses:
Direct costs	332.5	327.3	675.7	646.1
Reimbursable out-of-pocket expenses	85.7	75.7	158.8	157.7
Selling, general and administrative	97.4	98.8	192.3	197.8
Depreciation	17.9	16.8	35.9	33.7
Amortization	5.7	3.6	11.4	7.1
Restructuring charge (benefit)	10.4	—	25.2	(0.1)
Total costs and expenses	549.6	522.2	1,099.3	1,042.3
Income from operations	54.6	52.8	90.1	106.4
Other (expense) income, net	(2.2)	1.1	(2.0)	2.7
Income before income taxes	52.4	53.9	88.1	109.1
Provision for income taxes	13.0	15.1	23.8	33.2
Effective tax rate	24.8%	28.0%	27.0%	30.4%
Net income	$39.4	$38.8	$64.3	$75.9

Earnings per common share:
Basic	$0.74	$0.71	$1.19	$1.39
Diluted	$0.73	$0.70	$1.17	$1.36
Shares used in computing earnings per common share:
Basic	53.3	54.8	54.1	54.8
Diluted	54.0	55.7	54.9	55.7

Balance Sheet Information
(in millions)	December 31, 2015	December 31, 2014	June 30, 2015
Billed accounts receivable, net	$488.8	$435.0	$460.6
Unbilled accounts receivable, net	283.6	214.3	262.2
Deferred revenue	(436.5)	(448.8)	(414.0)
Net receivables	$335.9	$200.5	$308.8

Cash and cash equivalents	$154.0	$301.9	$207.4
Working capital	$326.8	$391.4	$352.5
Total assets	$1,845.5	$1,769.2	$1,865.0
Short-term borrowings	$12.8	$2.5	$8.9
Long-term debt	$460.4	$347.5	$348.2
Stockholders' equity	$519.4	$589.2	$665.3

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	December 31, 2015				December 31, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$97.4	$(3.4)	(a)	$94.0	$98.8	$(0.2)	(d)	$98.6
Restructuring charge	$10.4	$(10.4)	(b)	$—	$—	$—		$—
Income from operations	$54.6	$13.8		$68.4	$52.8	$0.2		$53.0
Other (expense) income, net	$(2.2)	$—		$(2.2)	$1.1	$0.1	(e)	$1.2
Income before income taxes	$52.4	$13.8		$66.2	$53.9	$0.3		$54.2
Provision for income taxes	$13.0	$4.5	(c)	$17.5	$15.1	$0.7	(c)	$15.8
Net income	$39.4	$9.3		$48.7	$38.8	$(0.4)		$38.4
Diluted earnings per common share	$0.73	$0.17		$0.90	$0.70	$(0.01)		$0.69
Effective tax rate	24.8%			26.4%	28.0%			29.2%

(a) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(b) Severance and facility costs related to the Margin Acceleration Program
(c) Tax effect on non-GAAP adjustments
(d) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(e) Accelerated amortization of deferred financing fees related to credit facility modification

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Six Months Ended				Six Months Ended
	December 31, 2015				December 31, 2014
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Selling, general and administrative	$192.3	$(8.4)	(a)	$183.9	$197.8	$0.5	(d)	$198.3
Restructuring charge (benefit)	$25.2	$(25.2)	(b)	$—	$(0.1)	$0.1	(e)	$—
Income from operations	$90.1	$33.6		$123.7	$106.4	$(0.6)		$105.8
Other (expense) income, net	$(2.0)	$—		$(2.0)	$2.7	$0.1	(f)	$2.8
Income before income taxes	$88.1	$33.6		$121.7	$109.1	$(0.5)		$108.6
Provision for income taxes	$23.8	$10.2	(c)	$34.0	$33.2	$0.7	(c)	$33.9
Net income	$64.3	$23.4		$87.7	$75.9	$(1.2)		$74.7
Diluted earnings per common share	$1.17	$0.43		$1.60	$1.36	$(0.02)		$1.34
Effective tax rate	27.0%			27.9%	30.4%			31.3%

(a) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(b) Severance and facility costs related to the Margin Acceleration Program
(c) Tax effect on non-GAAP adjustments
(d) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(e) Decrease in facility-related charges associated with restructuring plans
(f) Accelerated amortization of deferred financing fees related to credit facility modification

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(in millions)	December 31, 2015	December 31, 2014
CRS
Service revenue	$407.1	$393.7	(a)
% of total service revenue	78.5%	78.8%
Gross profit	$132.7	$119.6	(a)
Gross margin % of service revenue	32.6%	30.4%

PC
Service revenue	$41.4	$39.8	(a)
% of total service revenue	8.0%	8.0%
Gross profit	$20.6	$19.2	(a)
Gross margin % of service revenue	49.8%	48.2%

PI
Service revenue	$70.0	$65.8
% of total service revenue	13.5%	13.2%
Gross profit	$32.7	$33.2
Gross margin % of service revenue	46.7%	50.5%

Total service revenue	$518.5	$499.3
Total gross profit	$186.0	$172.0
Gross margin % of service revenue	35.9%	34.4%

Quarterly Supplemental Financial Data
Service revenue	$518.5	$499.3
Reimbursement revenue	85.7	75.7
Investigator fees	105.2	121.1
Gross revenue	$709.4	$696.1

Days sales outstanding	44	26

Capital expenditures	$22.4	$11.5

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the three months ended December 31, 2015, we disclosed the reportable segments on this basis and the prior period was retroactively revised to reflect this presentation change.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Six Months Ended	Six Months Ended
(in millions)	December 31, 2015	December 31, 2014
CRS
Service revenue	$817.3	$778.6	(a)
% of total service revenue	79.3%	78.5%
Gross profit	$255.4	$241.4	(a)
Gross margin % of service revenue	31.2%	31.0%

PC
Service revenue	$80.7	$81.1	(a)
% of total service revenue	7.8%	8.2%
Gross profit	$39.7	$38.9	(a)
Gross margin % of service revenue	49.2%	48.0%

PI
Service revenue	$132.6	$131.3
% of total service revenue	12.9%	13.3%
Gross profit	$59.8	$64.6
Gross margin % of service revenue	45.1%	49.2%

Total service revenue	$1,030.6	$991.0
Total gross profit	$354.9	$344.9
Gross margin % of service revenue	34.4%	34.8%

(a) Effective July 1, 2015, the operating results of HERON™ and PAREXEL Medical Communications are included in the CRS segment. These service lines were previously reported within the PC segment. For the three months ended December 31, 2015, we disclosed the reportable segments on this basis and the prior period was retroactively revised to reflect this presentation change.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on January 27, 2016
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Twelve Months Ending
	June 30, 2016
	GAAP Measure		Adjustments		Non-GAAP Measure
Selling, general and administrative			$(8.4)	(b)
Restructuring expense			$(25.2)	(c)
Income from operations			$33.6
Other income (expense), net			$—
Income before income taxes			$33.6
Provision for income taxes			$10.2	(d)
Net income			$23.4
Diluted earnings per common share	$2.97-$3.15	(a)	$0.43		$3.40-$3.58

(a) These amounts do not include the impact of purchase accounting from the anticipated closing of the Health Advances acquisition.
(b) Impact of net adjustments for acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions
(c) Severance and facility costs related to the Margin Acceleration Program
(d) Tax effect on non-GAAP adjustments